LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned

hereby constitutes and appoints Todd A. Huge,

Jeffrey T. Soukup and Brienne H. Fisher, signing individually the undersigned's true and lawful attorneys-in-fact and agents to:

(1) execute for and on behalf of the undersigned, an officer,

director or holder of 10% or more of a registered class

of securities of PlanetOut Inc. (the "Company") Forms 3,

4, and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934, as amended (the "Exchange Act") and

the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to

complete and execute such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely

file such forms or amendments with the United States

Securities and Exchange Commission and any stock

exchange or similar authority; and

(3) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit, in the best interest of or legally required by,

the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant

to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the

exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as

the undersigned might or could do if personally

present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by virtue of this

Power of Attorney and the rights and powers

herein granted. The undersigned acknowledges that

the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company

assuming, any of the undersigned's responsibilities to

comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is

no longer required to file Forms 3, 4 and 5 with

respect to the undersigned's holdings of and transactions

in securities issued by the Company, (b) revocation by the

undersigned in a signed writing delivered to the

foregoing attorneys-in-fact or (c) as to any

attorney-in-fact individually, until such attorney-in-fact

shall no longer be employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of this

16th day of July, 2004.

/s/ Donna L. Gibbs

Donna L. Gibbs